UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2004

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

ITEM 5. OTHER EVENTS

On April 1, 2004, i2 Technologies (Netherlands) B.V. (“i2 BV”), a subsidiary of i2 Technologies, Inc. (the “Company”), received notice from Shell Global Solutions International B.V. (“Shell”) that Shell was purporting to terminate the license and development agreement, dated as of December 24, 2001, between i2 BV and Shell pursuant to which i2 BV and Shell have been developing a supply chain software package for the downstream oil industry. As the basis for Shell’s purported notice of termination, Shell alleged that i2 had failed to meet the accepted criteria for a development milestone by the due date for such milestone and failed to cure such deficiency within 30 days of receipt of notice.

The Company does not believe that Shell has a valid legal basis to terminate the license and development agreement. The Company intends to take any and all actions to vigorously defend its position with regard to the Agreement and to enforce all available legal rights and remedies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

i2 TECHNOLOGIES, INC.

Dated: April 5, 2004

By:	/s/ Katy Murray
Katy Murray
Chief Financial Officer